Exhibit 99.1

NEWS RELEASE

NUVASIVE CEO J. CHRISTOPHER BARRY ANNOUNCES NEW ORGANIZATIONAL STRUCTURE AND LEADERSHIP TEAM

SAN DIEGO – January 3, 2019 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced a new organizational structure and associated executive team that chief executive officer (CEO) J. Christopher (Chris) Barry has selected to lead the Company’s next phase of growth and innovation. Barry joined NuVasive as CEO on November 5, 2018.

“After assessing the Company over the past two months as CEO, it is clear that NuVasive benefits from significant talent across the organization. Our new structure will enable us to better capitalize on this talent by fostering cross-functional collaboration, consolidating complementary functions and increasing accountability,” said Barry. “I am confident this leadership team and our new structure, along with disciplined execution, will better position NuVasive to fulfill our commitments to patients, surgeons, employees and shareholders, and drive NuVasive’s success and sustainable growth.”

As part of the new organizational structure, NuVasive announced the following leadership team, all of whom will report to Barry. The following changes are effective immediately:

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Matt Link will continue to serve as president in an expanded capacity to include direct management of NuVasive Clinical Services and Global Logistics. The integration of these functions rounds out oversight of the entire product life cycle, from development to launch to service to fulfillment, which will positively impact how the sales force brings disruptive innovation to surgeons and patients.

•	Raj Asarpota will continue to serve as executive vice president and chief financial officer, and lead the Company’s Finance, Accounting, Internal Audit and Tax functions.
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Nate Sisitsky, Esq. will continue to serve as general counsel and corporate secretary, and lead the Company’s Legal function as well as the NuVasive Spine Foundation. In addition, he will also oversee the Company’s Real Estate and Facilities function.

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Jim Garrett, Esq., chief compliance officer and leader of the Company’s Global Risk and Integrity (GRI) function, will assume an expanded role overseeing the Business and Quality Systems functions, including GRI, Regulatory Affairs/Quality Affairs, Information Technology, and Environmental Health & Safety.

•	Lucas Vitale is named chief human resources officer, and most recently served as vice president, Human Resources and Sales Training at NuVasive. He has been with the Company for more than four years.
•	Suzanne Hatcher will continue to lead the Company’s Internal and External Affairs functions, including Investor Relations, Public Relations and Internal Communications.
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Dale Wolf will continue to oversee the Company’s manufacturing efforts, including the facility in West Carrollton, Ohio. He will leverage his significant prior experience, with Barry’s direct oversight, to facilitate successful operational and financial execution of the Company’s self-manufacturing efforts.

NuVasive’s Global Commercial regional leaders include Paul McClintock (U.S.), Erin McEachren (Europe), Takaaki Tanaka (Japan/China) and Jim Abraham (Australia/New Zealand).

As an outcome of streamlining top layers within the Company’s new organizational structure, the positions of executive vice president, People and Culture, and executive vice president, Global Process Transformation, previously held by Pete Leddy, Ph.D. and Stephen Rozow, respectively, have been eliminated. The Company thanks Pete and Steve for their commitment and dedication to NuVasive.

To read more about NuVasive’s leadership team, please visit www.nuvasive.com and click on the About section.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With over $1 billion in revenues, NuVasive has an approximate 2,400-person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA® platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jill Howard
NuVasive, Inc.

858-480-0571

media@nuvasive.com